EXHIBIT 10.21

                            Durland & Company
                       certified public accountants
                        a professional association
                       340 royal palm way, 3rd floor
STEPHEN H. DURLAND, CPA                                              MEMBERS OF
--------                                              FLORIDA INSTITUTE OF CPAS
ALSO CERTIFIED IN CA, CO, GA, LA
MA, MD, MS, NC, NJ, NY, SC, TX WI

20 June 2000

Michael Fisher / Robbie Walker
Cuidao Holding Corp.
2951 Simms Street
Hollywood, FL   33020

Gentlemen:

I am very interested in working with Cuidao, as I believe that the Company has the potential for a strong future. Following is my proposal:

I will provide consulting services to Cuidao in the financial arena. Specifically, this will encompass SEC accounting and reporting; capital funding accounting and reporting as well as merger and acquisition accounting and reporting.

In order to provide these services, I will require 5,000 shares of Form S-8 (free trading), common stock issued as a retainer. I will provide Cuidao a reconciliation monthly whereby, I will bill the services rendered against the marke prie of the stock on the day services are rendered. At such time as 4,000 shares have been billed, I will require a replenishment of the retainer in an amount to be determined at that time. Services will commence August 1, 2000.

The initial term of this engagement is to be for a period of six months from the date of acceptance of this proposal.

During the initial six month period, we willdetermine if we wish to extend the scope of this engagement to include additional services.

Please signify you acceptance of this proposal by signing and dating below and forwarding a stock certificate in the amount of 5,000 shares. Thank you for your interest. I truly look forward to working with you.

Sincerely,

/s/ Stephen H.  Durland
Stephen H.  Durland, CPA

I accept the above agreement on behalf of Cuidao Holding Corp.

/s/ C.  Michael Fisher
------------------------------------------
Signature

President                                   *(see attachments)
------------------------------------------
Title

6-26-00
------------------------------------------
Date

Exhibit A

Billing rates:
---------------

Mangaging partner                   $250.00 per hour
Partner                             $175.00 per hour
Manager                             $125.00 per hour
Senior                              $ 90.00 per hour
Junior                              $ 60.00 per hour
Administrative                      $ 35.00 per hour


Travel time is generally billed at one-half the normal rates. Local travel of less than one hour is generally not billed. Administrative time is only billed for specifice client work (i.e. drafting financial statements)


Expenses:
------------

Expenses billed only include those hard dallars paid to outside third-parties, and are passed through at the firm's cost, (i.e. no added charges),and include, but are not limited to:

Airfare
Taxi, rental car, etc.
Hotel
Meals, (only in conjunction without of town travel) Milege, (only for local travel in excess of one hour) Overnight delivery, (i.e. FedEx, courier) Outside copy costs, (i.e. Kinkos) Third-party specialists brought in for specific purposes, (i.e. appraisals) Any specific purpose third-party outside expenses, (generally pre-approved by client)


                  By: /s/ Stephen H.  Durland                 29 June 00
                  ----------------------------------          -------------
                  Durland & Company                           Date


                  /s/ C.  Michael Fisher                      6-26-00
                  ----------------------------------          -------------
                  Cuiado Holding Corp.                        Date

[company logo]

                                                         Cuido(R) Holding Corp.
                                                              2951 Simms Street
                                                     Hollywood, FL   33020-1510
                                                                 (954) 924-0047
                                                            Fax: (954) 924-8171

                                              June 23, 2000

Mr.  Stephen H.  Durland, CPA
Durland & Company
340 Royal Palm Way 3rd Floor
Palm Beach, FL   33480

Via fax only
-------------------
(561) 822-9942

                                              Re: Engagement Letter
                                              Dated 6/20/00

Dear Mr.  Durland,

     In response to your letter referenced above, we would like a copy of your normal retainer agreement,which explains cost per hour for yourself, associates, and miscellaneous billing cost. This will be attached as Exhibit "A" to the above referenced upon acceptance. Also, we would like a retainer agreement of $15,000 or $3.00 per share agreed upon for these shares. Any and all services provided will be applied toward said retainer amount.

     For the purpose of expedience a faxed copy shall serve as an original. This contract is governed by the laws of the state of Florida, and deemed to be executed in Broward County. In the event of any dispute arising from this agreement venue for any action shall be in Broward County, FL.

     If the abee terms and conditions meet your approval, I will forward it to Mike Fisher for execution. We can begin a long and mutually beneficial relationship together.

Sincerely,

/s/ Robbie Walker
Robbie Walker
Managing Director
                                              (Initials CMF 6-26-00)

Page (2) Engagement Letter
Dated 6/20/00



Read, Agreed, & Accepted In Full:
Durland & Co.

/s/ Stephen H.  Durland                                23 June 00
----------------------------------                     ------------------------
Stephen H.  Durland                                    Date

Cuidao Holding Corp.

/s/ C.  Michael Fisher, Pres.                          6-26-00
----------------------------------                     ------------------------
C.  Michael Fisher, President                          Date










cc: Joseph M.  Vazquez, III
Via Fax Only
------------------
(954)938-2119




RKW/DMS